As filed with the Securities and Exchange Commission on December 28, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	05-0577932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 South Federal Highway, Suite 500 Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

Summit Financial Services Group, Inc. 2006 Incentive Compensation Plan, as Amended

(Full title of the plan)

Marshall T. Leeds

Chief Executive Officer

Summit Financial Services Group, Inc.

595 South Federal Highway, Suite 500

Boca Raton, Florida 33432

(Name and address of agent for service)

(561) 338-2800

(Telephone number, including area code, of agent for service)

With a copy to:

Alan H. Aronson, Esq.

Akerman Senterfitt

One SE Third Avenue

Miami, Florida 33131

(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $.0001 par value	10,000,000 shares	$.76	$7,600,000	$882.36

(1)	Also registered hereby are such additional and indeterminate number of shares of common stock as may become issuable in accordance with the provisions of our 2006 Incentive Compensation Plan, as amended (the “Plan”) relating to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, or similar changes. The amount being registered represents an additional number of shares of common stock that may be issued by us upon the grant and/or exercise of awards, including options, which have or may be granted under the Plan.
(2)	Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the bid and asked prices per share of our common stock as reported over-the-counter on the OTC Electronic Bulletin Board on December 27, 2010.

The Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

Explanatory Note

On October 6, 2010, our shareholders approved an amendment to our Plan to increase the aggregate number of shares of our capital stock authorized for issuance under the Plan by 10,000,000 shares from 12,000,000 to 22,000,000 shares; to increase the individual limitation on the amount of certain awards under the Plan which a participant may receive in any fiscal year; and to clarify that such limitation does not apply to deferred stock awards under the Plan.

The Company previously filed a Registration Statement on Form S-8 on December 26, 2006 (File No. 333-139676) registering the issuance of the initial 12,000,000 shares under the Plan. The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the December 26, 2006 Registration Statement is incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Summit Financial Services Group, Inc. 2006 Incentive Compensation Plan, as amended (1)

5.1	Opinion of Akerman Senterfitt

23.1	Consent of Akerman Senterfitt (Included in Exhibit 5.1)

23.2	Consent of Moore Stephens Lovelace, PA

24.1	Power of Attorney (included in the Signature Pages to this Registration Statement)

(1)	Incorporated by reference to our Proxy Statement dated November 24, 2006 for our Annual Meeting of Shareholders held on December 13, 2006, and to our Proxy Statement dated September 1, 2010 for our Annual Meeting of Shareholders held on October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 28th day of December, 2010.

SUMMIT FINANCIAL SERVICES GROUP, INC.

By:	/S/ MARSHALL T. LEEDS
Name:	Marshall T. Leeds
Title:	Chairman of the Board, Chief Executive Officer and President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marshall T. Leeds and Steven C. Jacobs, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including to sign the Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ MARSHALL T. LEEDS Marshall T. Leeds	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 28, 2010

/S/ STEVEN C. JACOBS Steven C. Jacobs	Vice President, Chief Financial Officer and Secretary (Principal Accounting Officer and Principal Financial Officer)	December 28, 2010

/S/ SANFORD B. COHEN	Director	December 28, 2010
Sanford B. Cohen

/S/ PAUL D. DESTEFANIS	Director	December 28, 2010
Paul D. DeStefanis

/S/ WILLIAM L. HARVEY	Director	December 28, 2010
William L. Harvey

EXHIBIT INDEX

Exhibit No.	Description

4.1	Summit Financial Services Group, Inc. 2006 Incentive Compensation Plan, as amended (1)

5.1	Opinion of Akerman Senterfitt

23.1	Consent of Akerman Senterfitt (Included in Exhibit 5.1)

23.2	Consent of Moore Stephens Lovelace, PA

24.1	Power of Attorney (included in the Signature Pages to this Registration Statement)

(1)	Incorporated by reference to our Proxy Statement dated November 24, 2006 for our Annual Meeting of Shareholders held on December 13, 2006, and to our Proxy Statement dated September 1, 2010 for our Annual Meeting of Shareholders held on October 6, 2010.